EXHIBIT 11
                                                                      ----------

                             CRAGAR INDUSTRIES, INC.
                  Schedule of Computation of Earnings Per Share


Earnings Per Share

                                                      For the Year Ended
                                                          December 31,
                                                   -------------------------
                                                       2002          2001
                                                   -----------   -----------
Earnings (loss) from continuing operations

Earnings (loss) before extraordinary items         $   108,365   $(1,405,543)

Extraordinary item - gain on forgiveness of debt       352,965        48,512
                                                   -----------   -----------

Income available to common stockholders            $   461,330   $(1,357,031)
                                                   ===========   ===========

Basic EPS - Weighted Average
       Shares Outstanding                            3,839,429     3,721,908
                                                   ===========   ===========

Basic Earnings (Loss) Per Share before
       extraordinary item                          $      0.03   $     (0.37)

Extraordinary item                                        0.09          --
                                                   -----------   -----------

Basic Earnings (Loss) Per Share                    $      0.12   $     (0.37)
                                                   ===========   ===========

Basic EPS - Weighted Average
       Shares Outstanding                            3,839,429     3,721,908

Effect of Diluted Securities:
       Stock Options and Warrants                       46,739          --
                                                   -----------   -----------

Diluted EPS - Weighted Average
       Shares Outstading                             3,886,168     3,721,908
                                                   ===========   ===========

Diluted Earnings Per Share                         $      0.12   $     (0.37)
                                                   ===========   ===========

Weighted Average Calculation:
       Number of shares beginning of year            3,839,429     2,456,990

       Number of shares end of year                  3,839,429     3,016,716

       Average number of shares                      3,839,429     2,736,853